                                                                     Exhibit 3.1

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                                BIOENVISION, INC.
                            (A DELAWARE CORPORATION)


                          Dated as of November 13, 2002

                                     BY-LAWS

                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE 1 - STOCKHOLDERS.........................................................................................1

         1.1      Place of Meeting...............................................................................1

         1.2      Annual Meeting.................................................................................1

         1.3      Special Meetings...............................................................................1

         1.4      Notice of Meeting..............................................................................1

         1.5      Voting List....................................................................................1

         1.6      Quorum.........................................................................................2

         1.7      Adjournments...................................................................................2

         1.8      Voting and Proxies.............................................................................2

         1.9      Action at Meeting..............................................................................2

         1.10     Action without Meeting.........................................................................3

ARTICLE 2 - DIRECTORS............................................................................................3

         2.1      General Powers.................................................................................3

         2.2      Number.........................................................................................3

         2.3      Tenure, Election and Qualification.............................................................3

         2.4      Enlargement of the Board.......................................................................3

         2.5      Vacancies......................................................................................3

         2.6      Resignation....................................................................................4

         2.7      Regular Meetings...............................................................................4

         2.8      Special Meetings...............................................................................4

         2.9      Notice of Special Meetings.....................................................................4

         2.10     Meetings by Telephone Conference Calls.........................................................4

         2.11     Quorum.........................................................................................4

         2.12     Action of Meeting..............................................................................4

         2.13     Action by Consent..............................................................................5

         2.14     Removal........................................................................................5

         2.15     Committees.....................................................................................5

         2.16     Compensation of Directors......................................................................5

ARTICLE 3 - OFFICERS.............................................................................................5

         3.1      Enumeration....................................................................................5

         3.2      Election.......................................................................................6

                                     BY-LAWS

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               Page
         3.3      Qualification..................................................................................6

         3.4      Tenure.........................................................................................6

         3.5      Resignation and Removal........................................................................6

         3.6      Vacancies......................................................................................6

         3.7      Chairman of the Board and Vice-Chairman of the Board...........................................6

         3.8      President......................................................................................6

         3.9      Vice Presidents................................................................................7

         3.10     Secretary and Assistant Secretaries............................................................7

         3.11     Treasurer and Assistant Treasurers.............................................................7

         3.12     Salaries.......................................................................................8

ARTICLE 4 - CAPITAL STOCK........................................................................................8

         4.1      Issuance of Stock..............................................................................8

         4.2      Certificates of Stock..........................................................................8

         4.3      Transfers......................................................................................8

         4.4      Lost, Stolen or Destroyed Certificates.........................................................8

         4.5      Record Date....................................................................................9

         4.6      Dividends......................................................................................9

ARTICLE 5 - INDEMNIFICATION......................................................................................9

         5.1      Indemnification in Actions, Suits or Proceedings Other Than Those by or in the Right
                  of the Corporation.............................................................................9

         5.2      Indemnification in Actions, Suits or Proceedings by or in the Right of the Corporation........10

         5.3      Authorization of Indemnification..............................................................11

         5.4      Advancement of Expenses.......................................................................11

         5.5      Section Not Exclusive.........................................................................11

ARTICLE 6 - GENERAL PROVISIONS..................................................................................11

         6.1      Fiscal Year...................................................................................11

         6.2      Corporate Seal................................................................................12

         6.3      Notice........................................................................................12

         6.4      Waiver of Notice..............................................................................12

         6.5      Voting of Securities..........................................................................12

                                     BY-LAWS

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               Page
         6.6      Corporate Records.............................................................................12

         6.7      Disallowed Compensation.......................................................................12

         6.8      Evidence of Authority.........................................................................12

         6.9      Certificate of Incorporation..................................................................13

         6.10     Transactions with Interested Parties..........................................................13

         6.11     Severability..................................................................................13

         6.12     Pronouns......................................................................................13

ARTICLE 7 - AMENDMENTS..........................................................................................13

         7.1      By the Board of Directors.....................................................................13

         7.2      By the Stockholders...........................................................................13

                              AMENDED AND RESTATED

                                     BYLAWS
                                       OF
                                BIOENVISION, INC.

ARTICLE 1 - STOCKHOLDERS

      1.1 Place of Meeting. All meetings of stockholders of Bioenvision, Inc. (the "Corporation") shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors or the President or, if not so designated, at the registered office of the Corporation.

      1.2 Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held in each year at such time, date and place as may be fixed by the Board of Directors or the President or Chief Executive Officer. If this date shall fall upon a legal holiday at the place of the meeting, then such meeting shall be held on the next succeeding business day at the same hour. If no annual meeting is held in accordance with the foregoing provisions, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these Amended and Restated Bylaws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

      1.3 Special Meetings. Special meetings of stockholders may be called at any time by the President or Chief Executive Officer, the Board of Directors or the holders of a majority of the outstanding shares of the common stock, par value $.001 per share (the "Common Stock") entitled to vote at the special meeting. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

      1.4 Notice of Meeting. Except as otherwise provided by applicable law, written notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is deemed given when deposited in the United States mail, postage prepaid, directed to such stockholder at his address as it appears on the records of the Corporation. The notice of any meeting of stockholders may be delivered via facsimile transmission, telegram or telex. If such notice is delivered via facsimile transmission, telegram or telex, notice shall be deemed given at the time such transmission, telegram or telex is sent.

      1.5 Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at a place within the city where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present. No share of stock upon which any installment is due and unpaid shall be voted at any meeting.

      1.6 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Amended and Restated Bylaws, the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

      1.7 Adjournments. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these Amended and Restated Bylaws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as Secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than 30 days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

      1.8 Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for him by written proxy executed by the stockholder or his authorized agent and delivered to the Secretary of the Corporation. No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable proxy regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

      1.9 Action at Meeting. When a quorum is present at any meeting, the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter) shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of law, the Certificate of Incorporation or these Amended and Restated Bylaws. Any election of directors by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on such election of directors.

      1.10  Action without Meeting.

Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                              ARTICLE 2 - DIRECTORS

      2.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by applicable law, the Certificate of Incorporation, as amended from time to time, or these Amended and Restated Bylaws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by applicable law, may exercise the powers of the full Board of Directors until the vacancy is filled.

      2.2 Number. The number of directors which shall constitute the whole Board of Directors shall not be less than three (3) nor more than twelve (12). Subject to the provisions of the Company's Certificate of Incorporation, as amended from time to time, the number of directors may be increased or decreased at any time and from time to time either by the affirmative vote of a majority in interest of the Corporation's capital stock or by the affirmative vote of a majority of the directors then in office, pursuant to these Amended and Restated ByLaws, the Certificate of Incorporation and applicable law.

      2.3 Tenure, Election and Qualification. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. At each annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of one year, and until their respective successors are duly elected and qualified, or until such director's earlier death, resignation or removal. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

      2.4 Enlargement of the Board. Subject to the provisions of the Company's Certificate of Incorporation, as amended from time to time, the number of directors may be increased at any time and from time to time by affirmative vote of the holders of a majority of the shares of the Corporation's capital stock entitled to vote thereon or by a affirmative vote of a majority of the directors then in office.

      2.5 Vacancies. Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board of Directors, may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

      2.6 Resignation. Any director may resign by delivering his written resignation to the Corporation at its principal office or to the President or Chief Executive Officer or Secretary. Such resignation shall be effective upon receipt, unless it is specified to be effective at some other time or upon the happening of some other event.

      2.7 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined at any time and from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

      2.8 Special Meetings. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, designated in a call by any single member of the Board of Directors or by the President or Chief Executive Officer of the Company.

      2.9 Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least 48 hours in advance of the meeting,
            (ii) by sending a facsimile, telegram or telex, or delivering written notice by hand, to his last known business or home address at least 48 hours in advance of the meeting, or (iii) by delivering written notice to his last known business or home address at least 72 hours in advance of the meeting by a nationally recognized overnight service (receipt requested). A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

      2.10 Meetings by Telephone Conference Calls. Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

      2.11 Quorum. A majority of the total number of members of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall a quorum be deemed to exist if the total number of non-disqualified board members is less than one-third (1/3) of the total number of board members. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

      2.12 Action of Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is required by law, the Certificate of Incorporation or these Amended and Restated Bylaws.

      2.13 Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board of Directors or such committee, as the case may be.

      2.14 Removal. Any one or more or all of the directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except that the directors elected by the holders of a particular class or series of stock may be removed without cause only by vote of the holders of a majority of the outstanding shares of such class or series.

      2.15 Committees. The Board of Directors may, by resolution passed by a majority of the members of the entire Board of Directors, designate one or more committees; each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have, and may exercise, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may at any time or from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Amended and Restated Bylaws for the Board of Directors.

      2.16 Compensation of Directors. Directors may be paid such compensation for their services as the Board of Directors may from time to time determine, and Directors shall be reimbursed for reasonable expenses (including travel expenses) incurred to attend meetings. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

                              ARTICLE 3 - OFFICERS

      3.1 Enumeration. The officers of the Corporation shall include a President and a Secretary and such other officers with such other titles as the Board of Directors shall determine, including a Chairman of the Board, a Vice-Chairman of the Board, and one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

      3.2 Election. The officers of the corporation shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

      3.3 Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.

      3.4 Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these Amended and Restated Bylaws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.

      3.5 Resignation and Removal. Any officer may resign by delivering his written resignation to the Corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Any officer appointed by the Board of Directors may be removed at any time, with or without cause, by vote of a majority of the entire number of directors then in office. Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.

      3.6 Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President and Secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

      3.7 Chairman of the Board and Vice-Chairman of the Board. The Board of Directors may appoint a Chairman of the Board. If the Board of Directors appoints a Chairman of the Board, he shall perform such duties and possess such powers as are assigned to him by the Board of Directors. If the Board of Directors appoints a Vice-Chairman of the Board, he shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him by the Board of Directors.

      3.8 President. Unless the Board of Directors otherwise determines, the President shall be the chief executive officer of the Corporation. The President shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the Corporation. Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the stockholders, and if he is a director, at all meetings of the Board of Directors. The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

      3.9 Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President designated as the chief operating officer of the Corporation shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

      3.10 Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including, without limitation, the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents. The Board of Directors may assign to any Secretary the title of Corporate Secretary or any other title selected by the Board of Directors.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

      3.11 Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including, without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Amended and Restated Bylaws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the Corporation.

The assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability, or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

      3.12 Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

                           ARTICLE 4 - CAPITAL STOCK

      4.1 Issuance of Stock. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by the affirmative vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

      4.2 Certificates of Stock. The stock certificates of the Corporation shall be numbered and registered in the share ledger and transfer books of the Corporation as they are issued. Every holder of stock of the Corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by him in the Corporation. Each such certificate shall bear the corporate seal and be signed by, or in the name of, the Corporation by the Chairman or Vice-

            Chairman, if any, of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any and all of the signatures on the certificate may be a facsimile.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the Amended and Restated Bylaws, applicable securities laws or any agreement among any number of shareholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restrictions.

      4.3 Transfers. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these Amended and Restated Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Amended and Restated Bylaws.

      4.4 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the Corporation or any transfer agent or registrar.

      4.5 Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.

If no record date is fixed:
      (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held;

      (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed;

      (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      4.6 Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may at any regular or special meeting declare dividends upon the stock of the Corporation either
            (i) out of its surplus, as defined in and computed in accordance with Delaware General Corporation Law Section 154 and 244 or (ii) in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Before the declaration of any dividend, the Board of Directors may set apart, out of any funds of the Corporation available for dividends, such sum or sums as from time to time in their discretion may be deemed proper for working capital or as a reserve fund to meet contingencies or for such other purposes as shall be deemed conductive to the interests of the Corporation.

                          ARTICLE 5 - INDEMNIFICATION

      5.1 Indemnification in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful.

      (b) The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful.

      5.2 Indemnification in Actions, Suits or Proceedings by or in the Right of the Corporation. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the Corporation. No such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

      (b) The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in an manner as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

      5.3   Authorization of Indemnification. Any indemnification under this
            Article 5 shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person or persons have met the applicable standard of conduct set forth in Sections 5.1 and 5.2 hereof. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or
            (iii) by the stockholders.

      5.4 Advancement of Expenses. The Corporation shall, if so requested by an officer or director, advance expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to indemnification.

The Corporation may advance expenses (including attorneys' fees) incurred by an employee or agent in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Board of Directors deems appropriate.

      5.5 Section Not Exclusive. Notwithstanding any limitation to the contrary contained in this Article 5, the Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by any other rights to which those indemnified may be entitled under any provision of these Amended and Restated Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                         ARTICLE 6 - GENERAL PROVISIONS

      6.1 Fiscal Year. The fiscal year of the Corporation shall be the twelve months ending on June 30 of each calendar year.

      6.2 Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware."

      6.3 Notice. Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charge prepaid, to his address appearing on the books of the Corporation, or supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of stockholders, the general nature of the business to be transacted.

      6.4 Waiver of Notice. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these Amended and Restated Bylaws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized attorney, or by telegraph, cable or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

      6.5 Voting of Securities. Except as the directors may otherwise designate, the President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

      6.6 Corporate Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right of inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in this state or at its principal place of business.

      6.7 Disallowed Compensation. Any payments made to an officer or employee of the Corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the Corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

      6.8 Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

      6.9 Certificate of Incorporation. All references in these Amended and Restated Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

      6.10 Transactions with Interested Parties. All contracts or transactions between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, partnership, association, another organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be approved by a majority of the outside directors of the Corporation before the Corporation shall be permitted to perform its obligations under such contracts or transactions.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

      6.11 Severability. Any determination that any provision of these Amended and Restated Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Amended and Restated Bylaws.

      6.12 Pronouns. All pronouns used in these Amended and Restated Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

                             ARTICLE 7 - AMENDMENTS

      7.1 By the Board of Directors. Subject to the provisions of the Company's Certificate of Incorporation, as amended from time to time, these Amended and Restated Bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

      7.2 By the Stockholders. Subject to the provisions of the Company's Certificate of Incorporation, as may be amended from time to time, these Amended and Restated Bylaws may be altered, amended or repealed or new by-laws may be adopted at any regular meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new bylaws shall have been stated in the notice of such special meeting by an affirmative vote of the holders of a majority of the shares of the Corporation's

            Common Stock and the holders of a majority of the shares of the Corporation's Preferred Stock, irrespective of class or series, with the Common Stock and the Preferred Stock voting as separate class.